                                                                    EXHIBIT 12.1




                           NATIONAL ENERGY GROUP, INC.
                   COMPUTATION OF HISTORICAL RATIO OF EARNINGS
                                TO FIXED CHARGES
                         (IN THOUSAND, EXCEPT FO RATIOS)

                                                                YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------
                                             1993            1994           1995          1996           1997
                                          ----------      ----------     ----------    ----------    -----------
Earnings:
  Income (loss) before income taxes and
    extraordinary items                    $   (299)       $   (489)      $    206     $  (40,061)   $   (41,624)
  Interest expense                              137             498            995          3,621         11,256
  Amortization of debt issuance cost             51              19             37            151            640
  Interest portion of rental expense              8              21             34             37             83
    Earnings (loss)                       $    (103)       $     49      $   1,272     $  (36,252)   $   (29,645)
                                          =========       =========      =========     ==========    ===========

Fixed charges:
  Interest, including capitalized         $     137       $     498      $     995     $    3,621    $    13,801
  portion
  Amortization of debt issuance cost             51              19             37            151            640
  Interest portion of rental expense              8              21             34             37             83
                                          ---------       ---------      ---------     ----------    -----------
    Fixed charges                         $     196       $     538      $   1,066     $    3,809    $    14,524
                                          =========       =========      =========     ==========    ===========

Ratio of earnings to fixed charges                -               -           1.2x              -              -
                                          =========       =========      =========     ==========    ===========
Deficiency of earnings to fixed charges   $    (299)      $    (489)             -     $  (40,061)   $   (44,169)
                                          =========       =========      =========     ==========    ===========